Exhibit 10.7

AMENDMENT NO. 1
to Schedule 1 Paid Search Services

This Amendment Number 1 (“Amendment”) to the Microsoft Advertising Schedule 1 Paid Search Services dated August 1, 2014, as amended (the “Schedule”), pursuant to that certain Microsoft Online & Advertising Service Framework Agreement dated August 1, 2014 (the “Agreement”) is made on the Amendment Effective Date in Table 1 (the “Amendment Effective Date”) by and between Microsoft Online, Inc., a Nevada corporation (“Microsoft”) and Infospace LLC, a Delaware limited liability company (“Company”).

Table 1 - Schedule Information Table
“Microsoft”:	Microsoft Online, Inc.
“Company”:	Infospace LLC
“Company Properties”:	See Exhibit X and Y to Schedule 1
“Amendment Effective Date”:	August 1, 2015
“Initial Schedule Term”:	36 months
“Renewal Schedule Term”:	12 months
Anticipated “Start Date”	August 1, 2015

By signing below, the Parties agree to be bound by the terms of this Amendment:

Company: Infospace LLC By (sign): /s/ Peter Mansour Printed Name: Peter Mansour Title: President Date: 7/28/15	Microsoft: Microsoft Online, Inc. By (sign): /s/ Cindy Bondoc Printed Name: Cindy Bondoc Title: Contract Execution Date: 7/29/2015

1.	Defined Terms. Defined terms used but not defined in this Amendment have the meaning given to them in the Agreement.

2.	Definitions.

2.1.
The term “Algo Only Queries” is added to the Agreement. “Algo Only Queries” are those Queries for which Company only requests Web Search Results or Web-Only Results, as permitted in Section 6.10 of this Schedule.

2.2.
The term "Adjusted Gross Revenue" is added to the Agreement. “Adjusted Gross Revenue” (or “AGR”) means Gross Revenue less [*] percent ([*]%) of such Gross Revenue for operational search costs and expenses.

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

2.3.
Section 1.9 (“Gross Click Revenue”) of the Schedule is deleted in its entirety and replaced with the following: “Gross Revenue” means Microsoft’s billings to advertisers (net of any credits, refunds, taxes (other than taxes on Microsoft’s income), fraud adjustments, charge-backs, attributable to the Paid Search Results supplied by Microsoft that appear on the Company Properties and Syndication Partner Properties, and recognized by Microsoft in accordance with GAAP, as applicable, during each month during the Term.

2.4.
Section 1.1        0 (“Implementation”) of the Schedule is deleted in its entirety and replaced with the following: “Implementation” means a distinct Website on a PC, smartphone, or tablet browser, smartphone application, or tablet application where End Users can submit a Query and be presented with a Results Page. Distinct websites or applications that result in a Results Page with the same URL are each considered a distinct Implementation. By way of example if there are four browser toolbars with a search box and queries from those search boxes conclude on a Results page at http://www.foo.com, each of those toolbars will be considered a distinct Implementation. Implementations can be controlled by Company, its Affiliates, or Syndication Partners.

2.5.
The term “Microsoft RPM” is added to the Agreement. “Microsoft RPM” means Adjusted Gross Revenue multiplied by the Microsoft Revenue Share Percentage divided by the quotient of Queries divided by 1000.

2.6.	The term “Microsoft RPM Floor” is added to the Agreement. “Microsoft RPM Floor” means $[*].

2.7.	The term “Non-Covered Market” is added to the Agreement. “Non-Covered Market” means all other geographic markets that are not Primary Markets or Secondary Markets.

2.8.
The term “Preferred Placement” is added to the Agreement. “Preferred Placement” means those Paid Search Placements on Company first and third party Implementations with the highest likelihood for user engagement. Preferred Placements are typically positioned in the main content Column above algorithmic content or non-advertising content for PC and tablet Implementations and at the top of the page before any algorithmic or non-advertising content for smartphone Implementations.

2.9.	The term “Primary Markets” is added to the Agreement. “Primary Markets” means the markets of the [*].

2.10.
The term “Promoted Content” is added to the Agreement. “Promoted Content” means advertisements that are not the same or substantially similar to Paid Search Results, including promoted articles and content and display, video and other advertisements.

2.11.	The term “Secondary Markets” is added to the Agreement. “Secondary Markets” means all other geographic markets where the BingAds marketplace operates.

2.12.
The term “Web Search Results” is added to the Agreement. “Web Search Results” means Bing algorithmic non-paid web search results provided through the Bing Search API, which may include features such as answers, video results, and image results. For clarity if Infospace requests only algorithmic video results or image results that request will be categorized as a Web Search Result for the purpose of calculating fees in accordance with Section 10.5.

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

2.13 The term “Web Search Results Queries” is added to the agreement. “Web Search Results Queries” combines the terms “Web Search Results” and “Query.”

2.14 The term “Web-Only Results” is added to the Agreement. “Web-Only Results” means Web Search Results that return only algorithmic search results that include title, caption, and URLs of websites but not other features that include but are not limited to answers, video results, and image results.

2.15 The term “Web-Only Results Queries” is added to the agreement. “Web-Only Results Queries” combines the terms “Web-Only Results” and “Query.”

3.	Exclusivity. Section 3 of the Schedule (“Non-Exclusivity”) is deleted in its entirety and replaced with the following:

3.1.	PC. The following shall apply to PC Implementations:

3.1.1.	Microsoft will be the non-exclusive provider of Paid Search Services for the Implementations;

3.1.2.	Company has no obligation to use Paid Search Services for an Implementation other than to comply with Section 6.10;

3.1.3.
In the [*], Microsoft will be the exclusive secondary provider of Paid Search Services after Company’s use of Paid Search Services from Google, except in a [*] scenario as permitted in Section 3.3.1 or if Microsoft does not approve an Implementation;

3.1.4.
In the [*], Microsoft shall be the exclusive provider of Paid Search Services from the BingAds marketplace, except in a backfill scenario as permitted in Section 3.3.1 or if Microsoft does not approve an Implementation;

3.1.5.
If Company uses Paid Search Services for an Implementation, Company will display at least [*] Paid Search Results on Results Pages; unless: (i) less than [*] Paid Search Results are available, in which case Company will display the available Paid Search Results; or (ii) after Company fulfils its placement obligations with Google, the Paid Search Placement in an Implementation has less than [*] available spots for Paid Search Results (e.g., the Implementation allows for [*] ads, Company’s Google placement obligation requires that Company display [*] ads from Google, leaving only [*] available spots for Paid Search Results), in which case Company will display Paid Search Results in the available spots; and

3.1.6.	If Company uses Paid Search Services for an Implementation, Paid Search Results will receive Preferred Placement after Company fulfils its placement obligations with Google.

3.2.	Smartphone and Tablet. The following shall apply for smartphone and tablet Implementations:

3.2.1.
In [*] Microsoft will be the exclusive provider of advertisements that are the same or substantially similar to Paid Search Results, except as provided in this Section 3 or if Microsoft does not approve an Implementation;

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

3.2.2.
In [*] Microsoft will be the non-exclusive provider of Paid Search Services, and Company has no obligation to use Paid Search Services for the Properties other than to comply with Section 6.10; however, Microsoft will be the exclusive provider of Paid Search Services from the BingAds marketplace, except in a backfill scenario as permitted in Section 3.3.1 or if Microsoft does not approve an Implementation;

3.2.3.
In Non-Covered Markets, Microsoft will be the non-exclusive provider of Paid Search Services, and Company has no obligation to use Paid Search Services for the Properties other than to comply with Section 6.10; and

3.2.4.	For Company Properties, Paid Search Results will receive Preferred Placement after Google advertisement placements.

3.3.	Use of other Advertising Content on Results Pages.

3.3.1.
[*]. For all devices in all markets (including [*]), Company may [*] for which Microsoft is [*] in response to a Query or is [*] for all the requested and available Paid Search Placements on a given Results Page [*]. For clarity, if Microsoft [*] for a given Query or [*] for a given Query resulting in Company using [*], Company will continue to submit future instances of that Query to Microsoft as provided in this Agreement. In [*] for smartphone and tablet Implementations where Company [*]. Notwithstanding the foregoing, [*]

3.3.2.
Other advertising categories and types. Company may display Promoted Content on Results Pages in accordance with this Section 3 and Implementation examples found in Schedule 1a. If Company displays Promoted Content on a Results Page, Paid Search Results will receive Preferred Placement as provided in this Section 3, unless Company is required by Google to display Promoted Content in a more favorable position than Paid Search Results to maintain substantial similarity for all search engine results pages on a Property.

3.4.
Non-Covered Markets. In Non-Covered Markets, for all devices Company may request Paid Search Services for a Primary Market or Secondary Market. Company will make these requests based on the requirements of the API documentation. In Non-Covered Markets, Company has no obligation to use Paid Search Services for the Properties.

4.	Paid Search Services and API. Sections 4.1 and 4.3 of the Schedule are deleted in its entirety and replaced with the following:

“4.1
Company Implementation Responsibilities for Paid Search Placements. Company will comply with the Placement Guidelines and Microsoft Editorial Policies and guidelines for Paid Search Listings. For a Paid Search Placement on a Results Page, Company will:

(a)
deploy Microsoft-designated ad call tags (or similar ad technologies), in accordance with Microsoft's technical requirements, on each web page within the Properties where a Paid Search Placement appears;

(b)
display Paid Search Results in the order provided by Microsoft, without any other content between the individual Results (except for Equivalent Ads as part of any pre-approved Ad Metasearch implementation and in compliance with Section 3 of this Schedule), and without any omission or modification of Results. Without limiting the foregoing, Company will not

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

truncate the full titles, descriptions and URLs provided by Microsoft. Company will display Results in the language provided by Microsoft;

(c)	display Paid Search Results on the next web page displayed to the User after a Query, with no interstitial content; and

(d)
at Microsoft’s request, cooperate reasonably and in good faith with Microsoft from time to time to optimize and test modifications to the implementation of the Paid Search Placements to improve performance.

4.3     API. Microsoft will deliver to Company, or provide Company with access to, the API, solely for use under the terms of this Schedule. Company will integrate the API in the Company Properties, and will make commercially reasonable efforts to complete this integration by the anticipated Start Date indicated on Table 1 above. Additionally, Company will update its Implementations that use the Paid Search Services API and the Bing Search Services API within [*] year of that API version’s release and Microsoft shall support the previous version of the API during that [*] year period. As of the Effective Date, Microsoft plans on releasing new versions of the Bing APIs approximately every [*] months and supporting the released version for approximately [*] year following the release date. With respect to those Services available through the Bing Search API and the BingAds API, Microsoft will make available the services via server-to-server interfaces via the then current API versions (or other implementations as mutually agreed) throughout the Term.”

5.	Compliance. Section 6.5 is hereby deleted in its entirety and replaced with the following:

“6.5          Compliance. Company shall be responsible for ensuring that, at all times, Syndication Partner Applications, Properties, and/or Implementations meet the policy requirements set for forth in Section 6.7 and Section 6.9 (Prohibited Actions) (collectively, the “Microsoft Policies”). If, during the Schedule Term, Microsoft determines that a Syndication Partner Application, Property, and/or Implementation is not compliant with the Microsoft Policies, it may notify Company, and Company shall cause the Syndication Partner to remediate the discrepancy within five business (5) days of notification. For clarity, if Microsoft determines that Company, its Affiliates, or its Syndication Partners are breaching Section 6.7 or Section 6.9 and Microsoft deems it necessary, Company shall halt search query traffic immediately from the Applications, Properties and/or Implementations in breach. During the Schedule Term, Microsoft may review or require a third party to review and test the Applications to certify compliance with Microsoft policies. If Microsoft requires third party certification for an Application, Microsoft will notify Company of the requirement and Company or a Syndication Partner will have the option to cease using Paid Search Services through such Application or obtain the third party certification at Company and/or the Syndication Partner’s sole cost and expense. Nonetheless, Company will be solely responsible for Syndication Partner compliance with the Microsoft policies referenced in this Schedule. Microsoft shall maintain and apply Microsoft Policies and requirements for third party certifications generally to all Microsoft’s similarly situated customers and not in a manner specifically targeted towards Company.

6.	Editorial Policies and Policy Compliance. Sections 6.7 and 6.8 are hereby deleted in their entirety and replaced with the following:

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

“6.7 Editorial Policies/Policy Compliance. Company, its Affiliates, and its Syndication Partners will comply with the following Microsoft policies, the current versions of which are available at the following URLs, which may be updated from time to time which changes will be in effect for Company [*] days following Microsoft’s written notice to Company:

•	Microsoft Export Policy: http://www.microsoft.com/exporting

•
Microsoft Editorial Policies:  · http://advertise.bingads.microsoft.com/en-us/bing-ads-policies (including the software policy at http://advertise.bingads.microsoft.com/en-us/software-and-downloads-policies)

◦	http://help.bingads.microsoft.com/#apex/7/en/ext06031/-1/en ·

•	Microsoft Attribution Guidelines (for use of the Bing Brand: http://download.microsoft.com/download/0/4/E/04E076D4-60B2-4D31-BCC7-C4805B558DBB/Bing%20product%20guidelines.pdf)

•	Microsoft Brand Usage Guidelines (for use of Microsoft Trademarks or Brands): http://www.microsoft.com/en-us/legal/intellectualproperty/Trademarks/Usage/default.aspx

The Microsoft Policies on SEM, Distribution, Sub-syndication, Publisher Ad Rendering, and other policies which may be applicable as provided by Microsoft.

6.7.1 Policy Exceptions. The following clause of the current SEM policy does not apply to Company subsyndication partners listed in Exhibit X and Y. For the avoidance of doubt, this clause of the third party SEM policy is waived for those listed in Exhibit X and Y.

[*]

7.	Other Company Obligations. The following is added to the Schedule as Section 6.10:

“6.10 Use of Algorithmic Results. In all cases, if Company requests Web Search Results, Company must also request the Paid Search Services and display the Paid Search Results in accordance with this Schedule, the Placement Guidelines, and Microsoft provided API documentation. [*].”

8.	Payments and Reporting. Section 10 of the Schedule (“Payments and Reporting”) is deleted in its entirety and replaced with the following:

“10.1 Calculation of Payment. On a monthly basis, upon invoice from Company, Microsoft will pay to Company an amount equal to the Revenue Share Percentage in the chart below based on the Gross Revenue from Properties.

Tier	Gross Revenue (per month)	Infospace Revenue Share Percentage	Microsoft Revenue Share Percentage
1	[*]	[*]%	[*]%
2	Greater than [*]	[*]%	[*]%

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

The applicable Revenue Share Percentage for each month for all Gross Revenue during that month will be the percentage in the highest tier achieved in that month. The Revenue Share Percentage is then multiplied by Adjusted Gross Revenue in order to calculate the partner payment. For example, if Gross Revenue in a calendar month is $6,000,000, Microsoft would pay Company [*]% of Adjusted Gross Revenue for that month, resulting in a payment of $[*] for that month ($6,000,000 * [*] * [*] = $[*].

10.2 RPM Floor for Certain Markets. If the Microsoft RPM for Queries from [*] is equal to or less than the Microsoft RPM Floor in a calendar month, then for that month instead of the rates in Section 10.1, for the market in which the Microsoft RPM is equal to or less than the Microsoft RPM Floor, Microsoft shall pay Company an amount equal to Adjusted Gross Revenue from that market less the Microsoft RPM Floor multiplied by the quotient of total Queries divided by 1000 from that market.

The Microsoft RPM Floor will be determined based on the mix of Web Search Results and Web-Only Results from [*]. The initial Microsoft RPM Floor was established on the Amendment Effective Date based on a mix of 10% Web Search Results and 90% Web-Only Results Queries

In any 6 calendar month period, if the mix of Web Search Results and Web-Only Results decreases more than [*] percentage points in the case of Web-Only Results or increases by more than [*] percentage points in the case of Web Search Results, the Microsoft RPM Floor will adjust to reflect the fees based on a weighted average of the then current Query mix.

10.3 Reporting. Within fifteen (15) days following the end of each calendar month, Microsoft will deliver to Company an official report with the most recent data available from internal Microsoft reporting and third party reporting received for such calendar month setting forth the amounts owed under Section 10.1. Microsoft will make commercially reasonable efforts to provide Company with estimated reporting that is updated at least once per business day. Reporting from Microsoft will at a minimum include, for each Billable Ads Queries, Billable Ads Clicks, Billable Impressions where at least 1 Ad was returned), Ads CTR, Estimated Gross Revenue, CPC, Market (country). ). Microsoft may deliver such reports electronically via e-mail or through an online tool (Access to such online tool by providing a username and password to Company).

10.4 Invoicing and Payments. Upon receipt of each monthly report under Section 10.3, Company will invoice Microsoft, and Microsoft will pay Company, pursuant to the section titled “Invoicing and Payments” in the Agreement. Notwithstanding any other provisions in the Agreement or this Schedule, amounts due to Company under this Schedule will be based solely on Microsoft’s records.

10.5 Data Sharing: Microsoft and Company will share the following pieces of data. Within 9 calendar months after the Amendment Effective Date, Microsoft will provide a Microsoft defined keyword level revenue index data to Company and this data will be made available in an automated fashion through an API format. If Microsoft is unable to provide that keyword level revenue index data to Company through an API within sixty (60) days after the Amendment Effective Date, Microsoft shall manually provide Company with that data at least once every sixty (60) days until Microsoft automates that data delivery through an API. The data provided will be a manually computed index for up to 10 million unique keywords received over a sixty (60) day period, that have reasonable coverage on the BingAds marketplace.  Microsoft may solicit feedback from Company regarding the features and functionality of this API.  Microsoft shall use commercially reasonable efforts to maintain the freshness of this data. This keyword level revenue index data will only be used by Company for the sole purpose of determining the financial performance of the advertising campaigns it is running on behalf of itself and

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

Company’s partners. Company will use the data only for the purposes described herein and for as long as needed, but for no longer than thirty (30) days. Microsoft may immediately discontinue the provision of the keyword level revenue index data if Microsoft determines, in its reasonable discretion, that Company is using the provided data for purposes other than determining the financial performance of the advertising campaigns it is running on behalf of itself and Company’s partners. Examples of misuse, include but are not limited to the following: reverse engineering Microsoft systems or algorithms, providing this data to any third party without the explicit written approval of Microsoft, or using data in a way that disadvantages other Bing Ads marketplace participants. Company will provide Microsoft with signals including but not limited to – Impression feedback (e.g., for minor alterations to Ads slate for rendering based on Microsoft policies) UX feedback (e.g., for content on the page, mouse hover, over/under fold), User behavior signals (e.g., Dwell time, clickback), personalization information (ID/MUID) for click prediction and in-session modelling, demographic information for targeting and adopt ID sync mechanisms to enable user identification for remarketing and re-messaging features.

10.6 Algorithmic Search Results Fees. Company shall pay to Microsoft a fee per one thousand Queries in accordance with the chart below. Notwithstanding the foregoing, except for Algo Only Queries, Company shall pay [*] for Web Only Results Queries or Web Search Results Queries that originate from a Primary Market, and Company shall [*] for Queries for Web-Only Results Queries and Web Search Results Queries for up to $[*] annually, which Company may allocate to either Web-Only Results Queries or to Web Search Results Queries. Within fifteen (15) days following the end of each calendar month, Microsoft will deliver to Company a manual, ad-hoc report with the most recent data available from internal Microsoft reporting for such calendar month setting forth the monthly usage of the Algorithmic Search services. Upon receipt of each monthly report under this Section 10.5, Microsoft shall Invoice Company, and Company will pay Microsoft, pursuant to the section titled “Invoicing and Payments” in the Agreement. Notwithstanding any other provisions in the Agreement or this Schedule, amounts due to Company under this Schedule will be based solely on Microsoft’s records.

Category	Web-Only Results Queries	Web Search Results Queries
CPM Fee	$[*]	$[*]

10.7 Traffic from outside Approved Markets. If Microsoft approves an Implementation that specifies Queries may only come from certain Approved Markets, then the following will apply for such Implementation: If the monthly total of Bidded Queries from a Property from outside Approved Markets in any month exceeds 10% of all Bidded Queries from that month for that Property, Microsoft reserves the right to not pay the amounts set forth in Section 10.1 of this Schedule on Gross Click Revenue from Bidded Queries outside Approved Markets in excess of 10% for that Property. Microsoft must exercise the foregoing right within 60 days after the end of the month and notify Company of its election to exercise that right within that 60 day period.

9.	Section 12 of the Schedule (“Publicity”) is deleted in its entirety and replaced with the following:

“12.    PUBLICITY. Neither party will issue any press release or other disclosures regarding the relationship of the parties or this Agreement or its terms without the other party's prior written consent in its sole discretion, except (A) to the extent required by applicable law; provided, that in the event that any such disclosure is required by applicable law, the party proposing to disclose such information will

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(i) provide the other party reasonable notice and an opportunity to comment on such disclosure and (ii) cooperate with the other party to limit such disclosure to the extent reasonably practicable, (B) Microsoft may disclose and promote the relationship to potential advertisers, and (C) Infospace may disclose and promote the relationship to potential Syndication Partners.”

10.	Transition and Additional Obligations. The following new sections are inserted as follows:

“13.1 Transition Timing. From the Amendment Effective Date, the parties will make commercially reasonable efforts to transition all search Queries traffic from Company first and third party Implementations listed in Exhibit X and Y to Microsoft within [*] calendar days.

13.2 Transition sites. Microsoft will transition Company first and third party sites identified in Exhibits X and Y during the transition period outlined in Section 13.1.

13.3 Transition Planning. The parties agree to work in good faith to establish a transition coordination team in a timely manner after the execution of this Amendment. The meeting rhythm, agenda, and attendees will be jointly determined by the parties.

13.4 Approvals. Microsoft will complete up to [*] new or materially altered preexisting Implementation and/or Application reviews within 30 calendar days after Company presents the new Implementation and/or Application to Microsoft, and if Microsoft does not respond within that 30 day period, the Implementation and/or Application will be deemed approved by Microsoft.

13.5     Approval of Current Company Properties using the BingAds marketplace. Syndication Partners, Implementations and/or Applications, and Properties, all Company owned and operated and 3rd party syndication search Implementations and/or Applications operating in the BingAds marketplace [*] days prior to the Amendment Effective Date, will not require pre-approval by Microsoft to go live provided compliance with Microsoft Editorial Policies. Microsoft reserves the right to review and require changes to align to then-existing policies and other applicable contractual requirements. A list of these Properties and Implementations and/or Applications is attached as Exhibit X. Company represents and warrants that partners listed in Exhibit X are currently participating in the BingAds marketplace as of [*] days prior to the Amendment Effective Date.

13.5.1. Other Company Partners and Properties. Company represents and warrants that Yahoo! has approved each of the Company Partners, Properties, or Implementations listed in Exhibit Y to participate in the BingAds marketplace. These Partners, Properties and Implementations will not require a review or pre-approval to go live provided each complies with Microsoft Editorial Policies, subject to Microsoft’s sole discretion. If any Partner, Property or Implementation does not comply with Microsoft’s Editorial Policies or otherwise Microsoft’s requirements as determined in Microsoft’s sole discretion, Microsoft may either require changes or Microsoft may elect to cease provision of the Services for that Partner, Property, or Implementation.

13.6. Capacity Planning. For Implementations approved after the Amendment Effective Date, if Company does not provide an estimated Query volume when seeking approval for an Implementation, Company shall provide Microsoft at least 30 days advance notice (email notice to suffice) for an increase in Query volumes of more than fifty (50) Queries per second that come from new partners and does not include natural or organic Query growth that occurs over time. Company shall use reasonable efforts to provide advance notice (email notice to suffice) for an increase in Query volumes of more

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

than on average two-hundred (200) Queries per second that come from new partners, excluding Queries from natural or organic grown over time, and if Company is unable to provide at least sixty (60) days advance notice, Company understands that Microsoft might be delayed in onboarding that new partner.

13.7. Use of Search Services Outside of Primary or Secondary Markets. If Company desires to use any Search Service outside of the applicable Primary or Secondary Markets for that Search Service, Company may do so as follows:

(a)
If Company desires to use Web Search Results and Paid Search Results, Company does not specify a market when making the call, and Microsoft does not support that geographic region for Paid Search Results, Company will call for both Web Search Results and Paid Search Results and [*]. Company will be required to pay fees for Web Search Results, as set forth in Section 10.6.

(b)
If Company desires to use Web Search Results and Paid Search Results, Company does not specify a market when making the call, and Microsoft does not support that geographic region for Web Search Results, Company will call for both Web Search Results and Paid Search Results and [*]. Company will be required to pay fees for Web Search Results, as set forth in Section 10.6.

(c)
If Company desires to use Web Search Results and Paid Search Results in a Non-Covered Market for either Paid Search Results or Web Search Results and Company does not specify a market when making the call for Web Search Results or Paid Search Results, Company will call for both Web Search Results and Paid Search Results, and [*], as well as whether and from what country to deliver Paid Search Results. Company will be required to pay fees for Web Search Results, as set forth in Section 10.6.

(d)
If Company desires to use Paid Search Results in a Non-Covered Market for Paid Search Results, and Company desires to ensure that Paid Search Results will be delivered, Company may elect to call Paid Search Results and specify the market from which it wants Paid Search Results to be delivered and Microsoft shall deliver Paid Search Results for that market if there are Paid Search Results available for the specific     Query at the time of the Query. For clarity and solely in this circumstance, Microsoft will not be obligated to indemnify Company for such Paid Search Results under Section 13.3(b) of the Agreement.

13.8. Additional Remedies. Notwithstanding anything else to the contrary in the Schedule, Agreement, or any other schedule to the Agreement, Sections 14 (titled “Excluded Damages”) and Section 15 (titled “Limitation of Liability) of the Agreement do not apply if Microsoft intentionally fails to respond to Queries or provide Company with Paid Search Services and Web Search Results unless such intentional failure to respond is in accordance with Sections 6.5, 6.7, or 6.9 of the Agreement.

13.9. Detailed Company Properties Submission. Within 30 calendar days of the Amendment Effective Date, Company will provide to Microsoft in a format provided to Company by Microsoft a list of the Partners, Properties, Sites, and/or Implementations that are listed in Exhibit X and Y. If Company does not meet this requirement for an Implementation by the date required, within 30 days after that date, Microsoft will require that Implementation to complete full review.

13.10. Additional Claims. The following is added to the definition of “Claim” in Section 13.3(c) of the Agreement: “(vi) alleges that a Paid Search Result placed on a dedicated image, news, or video Results Page infringes or violates third-party IPR.”

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

Exhibit X

[*]

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

Exhibit Y

[*]

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

Schedule 1a

[*]

[*]
Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and
17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.